Exhibit 99.1

Lending Club Brings Simon Back

SAN FRANCISCO – December 3, 2014 – Lending Club (https://www.lendingclub.com), the world’s largest online marketplace connecting borrowers and investors, announced today that it is welcoming Simon Williams, former head of Citigroup’s Global Consumer Group risk management, back to the Lending Club board of directors. Williams originally joined the Lending Club board in 2010 and had stepped down in 2011 to lead HSBC’s retail wealth management business globally. Williams will be retiring from HSBC later this month.

“After another stint in the banking world I’m thrilled to be back at Lending Club,” Williams said. “I believe Lending Club has an opportunity to transform the traditional banking industry to make it more transparent, cost efficient and customer friendly, and profoundly impact the financial lives of millions.”

“We couldn’t be happier to bring Simon back to the Lending Club board,” responded CEO Renaud Laplanche. “In 2010, Simon played a valuable role in helping us develop and enhance our credit risk management framework. The knowledge and perspective he brings from his recent experience will make him an even stronger board member as we continue to evolve.”

Williams’ financial services experience spans more than 20 years. As group head of wealth management at HSBC, Williams was responsible for leading the development of retail wealth management business capabilities in key markets. At Citigroup, he held several positions including as executive vice president for the company’s International Retail Bank and its Global e-Business Unit, which provided comprehensive, integrated, e-commerce solutions for clients in the areas of working capital management, liquidity management, cash management, and trade finance capabilities. He then became the head of global consumer group risk management for Citigroup.

Williams is a member of the Institute of Chartered Accountants in England & Wales. He graduated with a degree in Mathematics from Exeter University and holds an MBA from INSEAD in France, where he graduated with distinction.

About Lending Club

Lending Club’s mission is to transform the banking system to make credit more affordable and investing more rewarding. The company’s technology platform enables it to deliver innovative solutions to borrowers and investors. Lending Club has been prominently recognized as a leader for its growth and innovation, including being named one of Forbes’ America’s Most Promising Companies three years in a row, a CNBC Disruptor two years in a row, a 2012 World Economic Forum Technology Pioneer, and one of The World’s 10 Most Innovative Companies in Finance by Fast Company. Lending Club is based in San Francisco, California. More information is available at https://www.lendingclub.com. Currently only residents of the following states may invest in Lending Club notes: CA, CO, CT, DE, FL, GA, HI, ID, IL, KY (accredited investors), LA, ME, MN, MS, MT, NH, NV, NY, RI, SD, UT, VA, VT, WA, WI, WV, or WY.

Some of the statements in this above are “forward-looking statements.” The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “would” and similar expressions may identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in forward-looking statements, and you should not place undue reliance on forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in forward-looking statements. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Information in this press release is not an offer to sell securities or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Additional information about Lending Club is available in the prospectus for Lending Club’s notes, which can be obtained on Lending Club’s website at https://www.lendingclub.com/info/prospectus.action.

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